EXHIBIT 99.1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D/A with respect to the Common Stock, $0.001 par value per share, of Win Gaming Media, Inc., dated as of March 9, 2010, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

                                                     MARCH 9, 2010
                                                     (Date)


                                                     CITRON INVESTMENTS LTD.

                                                     /s/ Shimon Citron
                                                     -----------------------
                                                     (Signature)

                                                     Shimon Citron,
                                                     CEO and General Manager
                                                     (Name and Title)


                                                     SHIMON CITRON

                                                     /s/ Shimon Citron
                                                     -----------------------
                                                     (Signature)